SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12
INDEPENDENCE COMMUNITY BANK CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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Filed by Independence Community Bank Corp.
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Independence Community Bank Corp.
Commission File No.: 000-23229
Forward-Looking Statements
The foregoing document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, Independence’s plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” “and other similar expression. Such statements are based upon the current beliefs and expectations of Independence’s management and involve a number of significant risks and uncertainties. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: (1) changes in general economic conditions; (2) the performance of financial markets and interest rates; (3) the inability to consummate the proposed transaction on the terms on which the parties have agreed, or at all, due to a number of factors, including, but not limited to, the failure to obtain the requisite governmental approvals on the proposed terms and schedule or the failure to obtain approval of the transaction from Independence’s stockholders; (4) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the effects of increased competition; (5) competitive factors which could affect net interest income and non-interest income; and (6) the levels of non-interest income and the amount of loan losses. Additional factors that could cause

Independence’s results to differ materially from those described in the forward-looking statements can be found in Independence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the U.S. Securities and Exchange Commission on March 11, 2005 and is available at the Securities and Exchange Commission’s web site (http://www.sec.gov).
Additional Information About this Transaction
This communication is being made in respect of the proposed merger transaction involving Independence Community Bank Corp., Sovereign Bancorp, Inc. and Iceland Acquisition Corp. In connection with the proposed transaction, Independence will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF INDEPENDENCE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.myindependence.com or by mail at Independence Community Bank Corp. Investor Relations, 195 Montague St., Brooklyn, NY 11201, or by Telephone: 718-722-5400. In addition, documents filed with the SEC by Independence Community Bank Corp. are available free of charge at the SEC’s web site at www.sec.gov.
Independence and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Independence in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Independence described above. Information regarding Independence’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Independence Community Bank Corp. as described above.
     This filing consists of the following materials:
(1)	Communication to employees

October 24, 2005
Dear Colleagues:
     I am pleased to inform you that the Board of Directors of our Company has approved a merger agreement between Independence Community Bank Corp. and Sovereign Bancorp, Inc. The cash transaction at $42 per share is being announced this morning to the financial community and the public. This outcome is a tribute to the hard work and commitment of each of you in building our strong franchise.
     The new combined company will be a Northeast region powerhouse. It becomes the 18th largest bank in America, with $81 billion in assets and deposits of more than $47 billion. The new bank will have a network of about 800 branches, stretching from New England to New York to New Jersey to Philadelphia to eastern Pennsylvania. There is very little overlap in our branch systems.
     The combination brings together two strong financial institutions that each have a business model and culture that emphasizes a strong community banking tradition and a commitment to excellence. It enables our company to better compete in the marketplace. As part of Sovereign, we will offer our clients and prospects even more products, service and convenience. I will become President and COO of Sovereign Bank and Chairman and CEO of the Metro New York Market.
     It is very early in the process of bringing our two organizations together. As we go forward I will share additional details about the transition as they develop. Equally important, we must keep our customers informed and we will be communicating with them as the process continues. For now, I have attached an information sheet of talking points for you to use in dealing with questions that our customers may ask.
     I am confident that I can count on each of you to deal with our clients with the same professionalism and commitment they have come to expect from us. All media inquiries should be directed to Michael Armstrong at 718-722-5348, or MArmstrong@ICBNY.com.
Sincerely,
Alan H. Fishman
President & CEO
This communication is being made in respect of the proposed merger transaction involving Independence Community Bank Corp., Sovereign and Iceland Acquisition Corp. In connection with the proposed transaction, Independence Community Bank Corp. will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”).

STOCKHOLDERS OF INDEPENDENCE COMMUNITY BANK CORP.ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.myindependence.com or by mail at Independence Community Bank Corp. Investor Relations, 195 Montague St., Brooklyn, NY 11201, or by Telephone: 718-722-5400. In addition, documents filed with the SEC by Independence Community Bank Corp. are available free of charge at the SEC’s web site at www.sec.gov.
Independence Community Bank Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Independence Community Bank Corp. in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Independence Community Bank Corp.described above. Information regarding Independence Community Bank Corp.’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Independence Community Bank Corp. as described above.

CUSTOMER TALKING POINTS
•	It is business as usual for our customers. There is no change in the way customers transact business with us.

•	The Bank will be contacting customers throughout the process to keep them informed.

•	All customers will continue to conduct business at their current Independence and SIBT branches and ATMs.

•	Sovereign Bank is one of the top 20 banks in America.

•	Sovereign currently has branches in New Hampshire, Massachusetts, Rhode Island, Connecticut, New Jersey, Delaware, Maryland and Pennsylvania.

•	Like Independence, Sovereign is a full-service community bank serving consumers and business customers alike.
FOR INTERNAL BANK USE ONLY
NOT FOR OUTSIDE DISTRIBUTION